                           AMENDMENT NO. 1 TO
                     REVOLVING CREDIT AND TERM LOAN
                         AND SECURITY AGREEMENT

          This Amendment No. 1 is entered into as of March 29, 1996, between TL LEASE FUNDING CORP. IV, a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union").

          The parties hereto are the parties to a Revolving Credit and Term Loan and Security Agreement, dated as of November 28, 1995 (the "Credit Agreement"), and desire to increase the maximum amount of loans which may be made thereunder from $35,000,000 to $75,000,000, to extend the Commitment Expiration Date from March 31, 1996 to March 30, 1997, and to make certain other changes thereto. All capitalized terms used herein shall have the same meanings as in the Credit Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for the good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Amendments. (a) Recital A of the Credit Agreement is hereby amended by substituting the figure $75,000,000 for the figure $35,000,000 therein, (b) Section 1.1 of the Credit Agreement is hereby amended by (i) substituting the date March 30, 1997 for the date March 31, 1996 in the definition of Commitment Expiration Date and (ii) substituting the figure $75,000,000 for the figure $35,000,000 in the definition of Loan Commitment Amount, and (c) Section 8.6 of the Credit Agreement is hereby amended by inserting the following at the end thereof: "Within 30 days of each six-month anniversary of the date of this Agreement, Borrower shall obtain and deliver to Lender a copy of UCC, judgment and tax lien searches, or updates since the date of the last search supplied to Lender, with respect to each of Borrower and Trans Leasing in the States of California, Delaware, Florida, Illinois, New York and Texas."

          2. No Further Amendment. Except as set forth above, the Credit Agreement shall continue in full force and effect without modification.

          3. Effectiveness; Note. This Amendment shall become effective upon the execution and delivery by the Company and by First Union of this Amendment and by the Company of a substitute promissory note reflecting this Amendment. This Amendment may be executed in two counterparts, each of which shall be an original, but all of which will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                         TL LEASE FUNDING CORP. IV


                         By:_____________________________________
                         Title:__________________________________


                         FIRST UNION NATIONAL BANK OF NORTH
                           CAROLINA


                         By:______________________________________
                         Title:___________________________________

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